SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 21, 2005

(Date of earliest event reported)

DELTA PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	0-16203	84-1060803
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

Suite 4300

370 17th Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 293-9133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	The following financial statements are filed herewith:

Statements of Oil and Gas Revenue and Direct Lease Operating Expenses of the Manti Properties for the years ended June 30, 2004 and 2003.

(b)	The following pro forma financial statements are filed herewith:

Unaudited Condensed Pro Forma Balance Sheet as of December 31, 2004 and Statements of Operations of Delta Petroleum Corporation for the six months ended December 31, 2004 and the year ended June 30, 2004.

(c)	Exhibits.

Exhibit Number	Description

10.1	Purchase and Sale Agreement dated December 15, 2004 with various sellers related to Manti Resources, Inc.*

23.1	Consent of KPMG LLP**

*	Previously filed.
**	Filed herewith electronically

Report of Independent Registered Public Accounting Firm

To Board of Directors

Delta Petroleum Corporation:

We have audited the accompanying statements of oil and gas revenue and direct lease operating expenses of certain oil and gas properties of Manti Resources, Inc. (“Manti”) (the “Manti Properties”) as described in Note 1 acquired by Delta Petroleum Corporation (“Delta” or the “Company”) for the years ended June 30, 2004 and 2003. The financial statements are the responsibility of Delta. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of oil and gas revenue and direct lease operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of oil and gas revenue and direct lease operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Full historical financial statements, including general and administrative expenses, depletion expense and other indirect expenses, have not been presented as management cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Manti Properties or such costs are not applicable to the future operations of the properties.

In our opinion, the statements of oil and gas revenue and direct lease operating expenses referred to above present fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the Manti Properties for the years ended June 30, 2004 and 2003 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado

April 6, 2005

MANTI PROPERTIES

STATEMENTS OF OIL AND GAS REVENUE

AND DIRECT LEASE OPERATING EXPENSES

(in thousands)

	Six Months Ended December 31,		Years Ended June 30,
	2004	2003	2004	2003
	(Unaudited)
Oil and gas revenue	$20,729	$5,836	$17,658	$4,308
Direct lease operating expenses	2,716	575	2,056	456

Revenue in excess of direct lease operating expenses	$18,013	$5,261	$15,602	$3,852

See accompanying notes to financial statements.

NOTES TO MANTI PROPERTIES STATEMENTS OF

OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES

FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

AND THE SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003

1)	PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATION

The accompanying financial statements present the revenue and direct lease operating expenses of certain oil and gas properties (the “Manti Properties”) acquired by Delta Petroleum Corporation (“Delta”) from Manti Resources, Inc. (“Manti”) on January 21, 2005.

The accompanying statements of oil and gas revenue and direct lease operating expenses of the Manti Properties were prepared to comply with certain rules and regulations of the Securities and Exchange Commission and include 100% of the property interests acquired by Delta. Full historical financial statements including general and administrative expenses, depletion expense, income taxes, interest expense and other indirect expenses have not been presented as such costs were not allocated to the Manti Properties by Manti and it is not practical to do so, and such costs would not be comparable to the expenses to be incurred by the Company on a prospective basis.

Revenue in the accompanying statements of oil and gas revenue and direct lease operating expenses is recognized on the sales method.

Direct lease operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, marketing and distributing products produced by the properties as well as production taxes and monthly administrative overhead costs charged by the operator.

NOTES TO MANTI PROPERTIES STATEMENTS OF

OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES

FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

AND THE SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003

2)	SUPPLEMENTAL FINANCIAL DATA—OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

ESTIMATED PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

An estimate of proved future net recoverable oil and gas reserves of the Manti Properties and changes therein follows. These amounts were derived from reserve estimates prepared by Delta’s petroleum engineers calculated by adding back actual productions, extensions and discoveries for periods prior to June 30, 2004. Such estimates are inherently imprecise and may be subject to substantial revisions.

Reserve Quantities

	Oil (MBbl)	Natural Gas (Mmcf)
Balance July 1, 2002	59	22,579
Extensions and discoveries	884	2,232
Production	(18)	(879)

Balance at June 30, 2003	925	23,932
Extensions and discoveries	296	3,103
Production	(170)	(2,579)

Balance at June 30, 2004	1,051	24,456

Proved developed reserves:
June 30, 2002	3	2,609
June 30, 2003	796	3,482
June 30, 2004	780	13,272

NOTES TO MANTI PROPERTIES STATEMENTS OF

OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES

FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

AND THE SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future general and administrative and interest expenses have not been considered.

Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.

The standardized measure of discounted future net cash flows, as of June 30, 2004 and 2003 are as follows:

	June 30,
	2004	2003
	(In thousands)
Future cash flows	$192,385	$170,708
Future production costs	34,833	30,486
Future development costs	14,763	16,655
Future income tax expense	35,483	25,455

Future net cash flows	107,305	98,112
Discount factor of 10% for estimated timing of future cash flows	47,871	50,973

Standardized measure of discontinued future cash flows	$59,434	$47,139

NOTES TO MANTI PROPERTIES STATEMENTS OF

OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES

FOR THE YEARS ENDED JUNE 30, 2004 AND 2003

AND THE SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003

Average wellhead prices in effect at June 30, 2004 and 2003 inclusive of adjustments for quality and location used in determining future net revenues to the standardized measure calculation are as follows:

	2004	2003
Oil (per Bbl)	$36.52	$29.04
Gas (per Mcf)	6.30	6.01

DELTA PETROLEUM CORPORATION

CONDENSED PRO FORMA FINANCIAL STATEMENTS

On December 15, 2004, we entered into a purchase and sale agreement to acquire substantially all of the oil and gas assets owned by several entities related to Manti Resources, Inc., which is an unaffiliated, privately held Texas corporation (“Manti”). The adjusted purchase price was $60.4 million. The entire amount of the purchase price was paid in cash at the closing of the transaction, which occurred on January 21, 2005. The purchase price for the Manti properties was determined through arms-length negotiations. The purchase price was paid from the increased borrowing on our existing bank credit facility with Bank One, N.A., Bank of Oklahoma N.A. and US Bank National Association. To facilitate the Manti transaction our borrowing base was increased from $90 million to $160 million. Substantially all of the assets that we acquired from Manti have been pledged as collateral for our bank credit facility.

The following unaudited condensed pro forma balance sheet dated December 31, 2004 assumes that the acquisition of the Manti properties occurred on that date. The unaudited condensed pro forma statements of operations for the six month period ended December 31, 2004 and the year ended June 30, 2004 assume that the acquisition of the Manti Properties occurred as of July 1, 2003.

On June 29, 2004, we completed the acquisition of substantially all of the oil and gas assets owned by several entities controlled by Alpine Resources, Inc. (“Alpine Assets”) for $122.5 million, which was funded with $68.4 million in net proceeds that we received from a $72.0 million private placement of 6 million shares of our restricted common stock to institutional investors at a purchase price of $12.00 per share, and from borrowings of $54.1 million under our senior credit facility. On August 19, 2004 we sold a portion of these assets to Whiting Petroleum Corporation for $19.3 million in net proceeds. There was no gain or loss on the sale of these assets. The unaudited condensed pro forma statements of operations exclude the oil and gas revenues and direct operating expenses of the assets sold for all periods presented. The unaudited condensed pro forma statements of operations for the year ended June 30, 2004 assume that the acquisition of the Alpine assets occurred on July 1, 2003.

The pro forma adjustments reflected in these unaudited condensed pro forma financial statements are described in the notes thereto and are based on the Company’s estimates, available information and assumptions that management deems to be reasonable; however the amounts actually recorded may be materially different. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

These statements should be read in conjunction with the historical financial statements and related notes of the Company and the Manti Properties.

The accompanying unaudited pro forma financial statements do not purport to represent what our results of operations would actually have been had the transactions discussed above occurred on the dates indicated, or to project our results of operations for any future period for the items described above and other matters.

DELTA PETROLEUM CORPORATION

Unaudited Condensed Pro Forma Balance Sheet

At December 31, 2004

(In thousands)

	December 31, 2004	Manti Acquisition[1]	December 31, 2004
	(Historical)		(Pro Forma)
ASSETS
Cash and cash equivalents	$1,386	$—	$1,386
Marketable securities available for sale	1,255	—	1,255
Accounts receivable	9,350	—	9,350
Prepaid Assets	1,285	—	1,285
Inventory	4,631	—	4,631
Other current assets	3,226	—	3,226

Total current assets	21,133	—	21,133

Property and equipment	303,362	60,904	364,266

Long term assets	1,605	—	1,605

	$326,100	$60,904	$387,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$128	$—	$128
Accounts payable	21,902	—	21,902
Other accrued liabilities	1,588	—	1,588

Total current liabilities	23,618	—	23,618

Senior credit facility	83,000	60,362	143,362
Asset retirement obligation	2,689	542	3,231
Other debt, net	236	—	236

Total long-term liabilities	85,925	60,904	146,289

Minority interest	273	—	273

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	407	—	407
Additional paid in capital	228,804	—	228,804
Accumulated other comprehensive income (loss)	859	—	859
Accumulated deficit	(13,786)	—	(13,786)

Total stockholders’ equity	216,284	—	216,284

	$326,100	$60,904	$387,004

See accompanying notes to unaudited condensed pro forma financial statements

DELTA PETROLEUM CORPORATION

Unaudited Condensed Pro Forma Statement of Operations

Six Months Ended December 31, 2004

(Dollars in thousands, except per share amount)

	Six Months Ended December 31, 2004	Manti Acquisition	Pro Forma Adjustments	Six Months Ended December 31, 2004
REVENUES
Oil and gas sales	$39,657	$20,729	$—	$60,386
Drilling and trucking income	300	—	—	300
Realized gain (loss) on derivative instruments, net	(93)	—	—	(93)

Total Revenue	39,864	20,729	—	60,593

OPERATING EXPENSES
Production costs	9,129	2,716	—	11,845
Depreciation, depletion and amortization	8,659	—	7,622 [1]	16,281
Exploration expense	1,283	—	—	1,283
Dry hole expense	2,673	—	—	2,673
Drilling and trucking expense	1,074	—	—	1,074
General and administrative	6,951	—	—	6,951

Total operating expenses	29,769	2,716	7,622	40,107

Operating Income	10,095	18,013	(7,622)	20,486

OTHER INCOME (EXPENSE)
Other income (expense)	(149)	—	—	(149)
Minority interest	315	—	—	315
Interest and financing expense	(2,236)	—	(1,735)[3]	(3,971)

Total other expense	(2,070)	—	(1,735)	(3,805)

Income (loss) from continuing operations	$8,025	$18,013	$(9,357)	$16,681

Income from continuing operations per common share:
Basic	$0.20			$0.42

Diluted	$0.19			$0.39

Weighted average common shares outstanding:
Basic	39,724			39,724

Diluted	42,444			42,444

See accompanying notes to unaudited condensed pro forma financial statements

DELTA PETROLEUM CORPORATION

Unaudited Condensed Pro Forma Statement of Operations

Year Ended June 30, 2004

(Dollars in thousands, except per share amount)

	Year Ended June 30, 2004	Alpine Acquisition	Manti Acquisition	Pro Forma Adjustments	Pro Forma Year Ended June 30, 2004
REVENUES
Oil and gas revenues	$37,235	$31,379	$17,658	$—	$86,272
Drilling and trucking income	—	—	—	—	—
Realized gain (loss) on derivative instruments, net	(859)	—	—	—	(859)

Total revenue	36,376	31,379	17,658	—	85,413

OPERATING EXPENSES
Production costs	9,776	9,972	2,056	—	21,804
Depreciation, depletion and amortization	9,914	—	—	7,258 [1]	24,590
				7,418 [2]
Exploration expenses	2,406	—	—		2,406
Dry hole costs	2,132	—	—	—	2,132
Drilling and trucking	232	—	—	—	232
General and administrative	8,049	—	—	—	8,049

Total operating expenses	32,509	9,972	2,056	14,676	59,213

Income (loss) from continuing operations	3,867	21,407	15,602	(14,676)	26,200

OTHER INCOME (EXPENSE)
Other income (expense)	122	—	—	—	122
Minority interest	70	—	—	—	70
Interest and financing expense	(1,762)	—	—	(3,471)[3]	(7,226)
	—	—	—	(1,993)[4]	—

Total other expense	(1,570)	—	—	(5,464)	(7,034)

Income (loss) from continuing operations	$2,297	$21,407	$15,602	$(20,140)	$19,166

Income from continuing operations per common share:
Basic	$0.08				$0.58

Diluted	$0.08				$0.54

Weighted average number of common and potential dilutive shares outstanding:
Basic	27,041	5,918			32,959

Diluted	29,632	5,918			35,550

See accompanying notes to unedited condensed pro forma financial statements

NOTES TO UNAUDITED CONDENSED PRO FORMA

FINANCIAL STATEMENTS

A) BASIS OF PRESENTATION

On December 15, 2004, we entered into a purchase and sale agreement to acquire substantially all of the oil and gas assets owned by several entities related to Manti Resources, Inc., (“the Manti Properties”) which is an unaffiliated, privately held Texas corporation (“Manti”). The purchase price was $60.4 million. The purchase price was paid in cash at the closing of the transaction, which occurred on January 21, 2005. The purchase price for the Manti properties was determined through arms-length negotiations. The purchase price was paid from the increased borrowing on our existing bank credit facility with Bank One N.A., Bank of Oklahoma, N.A. and US Bank National Association. Our borrowing base was increased from $90 million to $160 million to fund this acquisition. Substantially all of the assets that we acquired from Manti have been pledged as collateral for our bank credit facility.

On June 29, 2004, we completed the acquisition of substantially all of the oil and gas assets owned by several entities controlled by Alpine Resources, Inc. (“Alpine Assets”) for $122.5 million, which was funded with $68.4 million in net proceeds that we received from a $72.0 million private placement of 6 million shares of our restricted common stock to institutional investors at a purchase price of $12.00 per share, and from borrowings of $54.1 million under our senior credit facility. On August 19, 2004 we sold a portion of these assets to Whiting Petroleum Corporation for $19.3 million in net proceeds. There was no gain or loss on the sale of these assets. The unaudited condensed combined pro forma statements of operations exclude the oil and gas revenues and direct operating expenses of the assets sold for all periods presented.

The accompanying unaudited condensed pro forma balance sheet as of December 31, 2004 assumes that the acquisition of the Manti Properties occurred on that date. The unaudited condensed pro forma statements of operations for the six months ended December 31, 2004 and the year ended June 30, 2004 assume that the acquisition of the Manti Properties and Alpine Assets occurred as of July 1, 2003. These statements should be read in conjunction with the historical financial statements and related notes of the Company.

B) ACQUISITION OF MANTI PROPERTIES – BALANCE SHEET

The following adjustment has been made to the accompanying unaudited condensed pro forma balance sheet as of December 31, 2004.

(1) The adjusted purchase price for the Manti properties of $60.4 million was funded by additional borrowings under our senior credit facility. The purchase price was adjusted upward by $542,000 to record asset retirement obligations related to the Manti Properties. The fair value of the acquisition was allocated entirely to oil and gas properties. Since the Alpine Assets were acquired on June 29, 2004, they are already reflected in the December 31, 2004 balance sheet.

C) ACQUISITION OF MANTI PROPERTIES AND ALPINE ASSETS– STATEMENTS OF OPERATIONS

The accompanying unaudited condensed statements of operations for the six months ended December 31, 2004 and the year ended June 30, 2004 assumes that the acquisition of the Manti Properties and Alpine Assets occurred as of July 1, 2003.

The following adjustments have been made to the accompanying condensed pro forma statements of operations for the six months ended December 31, 2004 and the year ended June 30, 2004:

(1) To record pro forma depletion expense and accretion of the asset retirement obligation giving effect to the acquisition of the Manti Properties. The depletion expense was calculated using estimated proved reserves by field and the preliminary allocation of the purchase price of $60.4 million. The pro forma depletion and the allocation to producing properties were based on the reserve report prepared by Delta in evaluating the Manti Properties.

NOTES TO UNAUDITED CONDENSED PRO FORMA

FINANCIAL STATEMENTS

(2) To record pro forma depletion expense and accretion of the asset retirement obligation giving effect to the acquisition of the Alpine Assets. The depletion expense was calculated using estimated proved reserves by field and the preliminary allocation of the purchase price of $122.5 million. The pro forma depletion and the allocation to producing properties were based on the reserve report prepared by Delta in evaluating the Alpine Assets.

(3) To record interest expense for the additional debt incurred in connection with the acquisition of the Manti Properties at a rate of 5.75% per annum, the current rate on the Company’s senior credit facility. An one-tenth change in interest rate would have an approximately $350,000 annual impact on interest expense.

(4) To record interest expense for the additional debt incurred in connection with the acquisition of the Alpine Assets at a rate of 5.75% per annum, the current rate on the Company’s senior credit facility. An one-tenth change in interest rate would have an approximately $230,000 annual impact on interest expense.

There is no income tax provision as a result of Delta’s net operating loss carry forward position and related income tax valuation allowance.

D) SUPPLEMENTAL PRO FORMA FINANCIAL DATA -OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

1) ESTIMATED PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

An estimate of pro forma proved oil and gas reserves of Delta and the Manti Properties are as follows. Alpine reserves were acquired prior to June 30, 2004. Such estimates are inherently imprecise and may be subject to substantial revisions.

	Delta June 30, 2004		Manti June 30, 2004		Combined
	Oil (MBbl)	Natural Gas (Mmcf)	Oil (MBbl)	Natural Gas (Mmcf)	Oil (MBbl)	Natural Gas (Mmcf)
Proved developed reserves	6,935	55,786	780	13,272	7,715	69,058
Proved undeveloped reserves	6,270	32,693	271	11,184	6,541	43,877

NOTES TO UNAUDITED CONDENSED PRO FORMA

FINANCIAL STATEMENTS

2) STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future general and administrative and interest expenses have not been considered.

Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.

The pro forma standardized measure of discounted future net cash flows is as follows:

	Delta June 30, 2004	Manti Properties June 30, 2004	Combined
	(In thousands)

Future cash flows	$1,005,157	$192,385	$1,197,541
Future production costs	248,604	34,833	283,437
Future development costs	66,899	14,763	81,662
Future income tax expense	165,492	35,483	200,975

Future net cash flows	524,162	107,305	631,467
Discounted factor of 10% for estimated timing of future cash flows	236,125	47,871	283,996

Standardized measure of discounted future cash flows	$288,037	$59,434	$347,471

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA PETROLEUM CORPORATION
(Registrant)

Date:	April 6, 2005	By:	/s/ Kevin K. Nanke
Kevin K. Nanke
Chief Financial Officer